As filed with the Securities and Exchange Commission on June 15, 2011
Registration No. 333-173554
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	5149	30-0278688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(336) 331-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Mark Castaneda
Chief Financial Officer
Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(336) 331-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Please send copies of all communications to:

D. Scott Coward	Rachel W. Sheridan
K&L Gates LLP	Latham & Watkins LLP
4350 Lassiter at North Hills Avenue	555 Eleventh Street, NW
Suite 300	Suite 1000
Raleigh, NC 27609	Washington, DC 20004-1036
(919) 743-7328	(202) 637-2200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 of Primo Water Corporation (File No. 333-173554) is being filed solely for the purpose of re-filing Exhibit 5.1 thereto. This Amendment No. 4 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses Of Issuance And Distribution

The following table sets forth all costs and expenses that we expect to incur in connection with the offer and sale of the securities being registered. We have agreed, subject to certain exceptions, to bear substantially all expenses (other than underwriting discounts, selling commissions, transfer taxes and fees and expenses of counsel to the selling stockholders) in connection with the registration and sale of the securities covered by this registration statement. All amounts shown are estimates except the SEC registration fee.

Item	Amount

SEC registration fee	$12,786
Legal fees and expenses	225,000
Accounting fees and expenses	150,000
Printing expenses	100,000
Miscellaneous	10,000

Total	$497,786

Item 14.	Indemnification Of Directors And Officers

We are a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Our amended and restated bylaws provide that we will indemnify and advance expenses to our directors and officers (and may choose to indemnify and advance expenses to other employees and other agents) to the fullest extent permitted by law; provided, however, that if we enter into an indemnification agreement with such directors or officers, such agreement controls.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation provides that our directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. Our amended and restated bylaws permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We have directors’ and officers’ liability insurance.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We intend to indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also intend to advance to our directors expenses (including attorney’s fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Item 15.	Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we issued the securities indicated below that were not registered under the Securities Act. All share and price information has been adjusted to give retroactive effect to the reverse stock split of our common stock that occurred immediately prior to the closing of our initial public offering on November 10, 2010.

Stock, Warrants and Convertible Subordinated Notes

1. On May 19, 2011, we granted our four non-employee directors 3,568 restricted stock units. We received no consideration from the individuals in connection with the grant of restricted stock units.

2. On March 29, 2011, we granted to 21 employees 81,000 restricted stock units. We received no consideration from the individuals in connection with the grant of the restricted stock units.

3. On October 5, 2010, we issued subordinated convertible promissory notes, bearing interest at 14% per annum, in an aggregate principal amount of $3,418,167, and warrants to purchase an aggregate of 24,265 shares of common stock to 22 accredited investors. The aggregate consideration received by us was $3,418,167.

4. On February 18, 2010, we granted to 18 employees and four non-employee directors 105,654 shares of restricted common stock. We received no consideration from the individuals in connection with the grant of the restricted stock.

5. On December 30, 2009, we issued subordinated convertible promissory notes, bearing interest at 14% per annum, in an aggregate original principal amount of $15,000,000, and warrants to purchase an aggregate of 106,482 shares of common stock to 28 accredited investors. The aggregate consideration received by us was $15,000,000.

6. On June 4, 2008, we issued a warrant to purchase 9,583 shares of common stock to two residents of Ontario, Canada. The consideration received by us was $10.

7. Between December 14, 2007 and June 2, 2008, we issued an aggregate of 12,520,001 shares of Series C convertible preferred stock and warrants to purchase an aggregate of 119,980 shares of common stock to 37 accredited investors. The aggregate consideration received by us was $30,048,002.

8. Between July 11, 2007 and August 9, 2010, we issued an aggregate of 12,715 shares of our common stock to seven employees. The aggregate consideration received by us was $141,587.

We believe that the offer and sale of the securities referenced in (3), (5) and (7) above were exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. The purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information; appropriate legends were affixed to the stock certificates issued in such transactions; and offers and sales of these securities were made without general solicitation or advertising.

The grants of restricted common stock described in (4) above were made pursuant to our 2004 Stock Plan to our officers, directors and employees in reliance upon an available exemption from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b) of the Securities Act. Among other things, we relied on the fact that, under Rule 701, companies that are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act are exempt from registration under the Securities Act with respect to certain offers and sales of securities pursuant to “compensatory benefit plans” as defined under that rule. We believe that our 2004 Stock Plan qualifies as a compensatory benefit plan.

We believe the sales of common stock referenced in (6) above were exempt from registration under the Securities Act by virtue of Regulation S promulgated thereunder. All of the purchasers of unregistered securities for which we relied on Regulation S represented that they were not acquiring the securities for the account or benefit of any U.S. Person as defined by Regulation S.

The sales of common stock referenced in (8) above was made pursuant to the exercise of stock options granted under our 2004 Stock Plan to our officers, directors, employees and consultants and, we believe, were made in reliance upon an available exemption from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b) of the Securities Act. Among other things, we relied on the fact that, under Rule 701, companies that are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act are exempt from registration under the Securities Act with respect to certain offers and sales of securities pursuant to “compensatory benefit plans” as defined under that rule. We believe that our 2004 Stock Plan qualifies as a compensatory benefit plan.

There were no underwriters engaged in connection with any of the transactions referenced above.

Stock Options

1. On May 19, 2011, we granted our four non-employee directors options to purchase an aggregate of 7,696 shares of our common stock at an exercise price of $14.00 per share. We received no consideration from these individuals in connection with the issuance of such options.

2. On March 29, 2011, we granted to 21 employees options to purchase an aggregate of 162,000 shares of our common stock at an exercise price of $12.33 per share. We received no consideration from these individuals in connection with the issuance of such options.

3. On February 18, 2010, we granted one of our employees an option to purchase 9,583 shares of our common stock at an exercise price of $12.84 per share. We received no consideration from this individual in connection with the issuance of such option.

4. On January 28, 2010, we granted to three of our employees options to purchase 21,560 shares of our common stock at an exercise price of $12.84 per share. We received no consideration from these individuals in connection with the issuance of such options.

5. On January 29, 2009, we granted to seven of our employees options to purchase an aggregate of 13,605 shares of our common stock at an exercise price of $13.04 per share. We received no consideration from these individuals in connection with the issuance of such options.

6. On August 1, 2008, we granted to two of our employees options to purchase an aggregate of 2,874 shares of our common stock at an exercise price of $20.66 per share. We received no consideration from these individuals in connection with the issuance of such options.

7. On July 23, 2008, we granted to one employee an option to purchase 3,833 shares of our common stock at an exercise price of $20.66 per share. We received no consideration from this individual in connection with the issuance of such options.

8. On June 25, 2008, we granted to one employee an option to purchase 796 shares of our common stock at an exercise price of $20.66 per share. We received no consideration from this individual in connection with the issuance of such options.

9. On May 1, 2008, we granted to 18 employees options to purchase an aggregate of 45,208 shares of our common stock at an exercise price of $20.66 per share. We received no consideration from these individuals in connection with the issuance of such options.

10. On January 31, 2008, we granted to one employee an option to purchase 186 shares of our common stock at an exercise price of $20.66 per share. We received no consideration from this individual in connection with the issuance of such options.

All of the stock options described in items (3) through (10) above were granted under our 2004 Stock Plan to our officers, directors, employees and consultants in reliance upon an available exemption from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b) of the Securities Act. Among other things, we relied on the fact that, under Rule 701, companies that are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act are exempt from registration under the Securities Act with respect to certain offers and sales of securities pursuant to “compensatory benefit plans” as defined under that rule. We believe that our 2004 Stock Plan qualifies as a compensatory benefit plan.

Refill Acquisition

On November 10, 2010, we acquired certain assets of Culligan Store Solutions, LLC and Culligan of Canada, Ltd. (the “Refill Business”) pursuant to an asset purchase agreement dated June 1, 2010. As a result of the exercise of the over-allotment option by the underwriters in our initial public offering, the approximately $105.0 million purchase price for the Refill Business was comprised of approximately $74.0 million in cash and 2,587,500 shares of our common stock (valued at the $12.00 per share initial public offering price). On November 22, 2010, we issued 2,587,500 shares of our common stock to Culligan International Company (“Culligan International”).

The issuance of these shares of our common stock to Culligan International was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Culligan International is an “accredited investor” as defined in Regulation D. In addition, the Company received customary “private placement” representations in the asset purchase agreement, including representations to the effect that the shares of our common stock were acquired for investment and not with a view to or in connection with an unlawful distribution thereof and that Culligan International received sufficient information about us or had access to such information in order to evaluate an investment in our common stock. No underwriters were involved in connection with the issuance of these shares and no underwriting discounts or commissions were payable.

Purchase of Canada Bulk Water Exchange Business

On March 8, 2011, we issued an additional 307,217 shares of common stock to Culligan International as payment of a portion of the consideration paid for the acquisition of certain assets related to Culligan of Canada, Ltd.’s bulk water exchange business pursuant to an asset purchase agreement dated March 8, 2011.

The issuance of these shares of our common stock to Culligan International was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Culligan International is an “accredited investor” as defined in Regulation D. In addition, the Company received customary “private placement” representations in the asset purchase agreement, including representations to the effect that the shares of our common stock were acquired for investment and not with a view to or in connection with an unlawful distribution thereof and that Culligan International received sufficient information about us or had access to such information in order to evaluate an investment in our common stock. No underwriters were involved in connection with the issuance of these shares and no underwriting discounts or commissions were payable.

Omnifrio Single-Serve Beverage Business Acquisition

On April 11, 2011, we issued 501,080 shares of our common stock to Omnifrio Beverage Company, LLC (“Omnifrio”) in connection with our acquisition of certain intellectual property and other assets from Omnifrio as payment of a portion of the consideration paid.

The issuance of these shares of our common stock was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Omnifrio is an “accredited investor” as defined in Regulation D. In addition, we received customary “private placement” representations in the asset purchase agreement with Omnifrio dated March 8, 2011, including representations to the effect that these shares were acquired for investment and not with a view to or in connection with an unlawful distribution thereof and that Omnifrio received sufficient information about us or had access to such information in order to evaluate an investment in our common stock. No underwriters were involved in connection with the issuance of these shares and no underwriting discounts or commissions were payable.

Item 16.	Exhibits and Financial Statement Schedules

See Exhibit Index following the signature page.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(iii) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(iv) For the purposes determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 15, 2011.

PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
Billy D. Prim
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, in each case on June 15, 2011:

Signature		Title

/s/ Billy D. Prim Billy D. Prim		Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Mark Castaneda Mark Castaneda		Chief Financial Officer (Principal Financial Officer)

/s/ David J. Mills David J. Mills		Controller (Principal Accounting Officer)

* Richard A. Brenner		Director

* Jack C. Kilgore		Director

* Malcolm McQuilkin		Director

* David L. Warnock		Director

*By:	/s/ Billy D. Prim Billy D. Prim Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

1	.1†	Form of Underwriting Agreement
3	.1†	Sixth Amended and Restated Certificate of Incorporation of Primo Water Corporation
3.2		Amended and Restated Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed November 16, 2010)
4.1		Specimen Certificate representing shares of common stock of Primo Water Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed August 11, 2010)
5.1		Opinion of K&L Gates LLP (filed herewith)
10.1		Form of 14% Subordinated Convertible Note, dated as of December 30, 2009 (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.2		Form of Subordinated Convertible Debt — Common Stock Purchase Warrant, dated as of December 30, 2009 (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.3		Form of Series C Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.4		Form of Series C — Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.5		Form of First Amendment to Series C — Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.6		Form of Series B Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.7		Form of Series B — Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)
10.8		2004 Stock Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)*
10.9		2010 Omnibus Long-Term Incentive Plan (“2010 Omnibus Plan”) (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)*
10.10		Form of Option Agreement under 2010 Omnibus Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)*
10.11		Form of Restricted Stock Award Agreement under 2010 Omnibus Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)*
10.12		2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)*
10.13		Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.13 to the Company’s Form 10-K filed March 30, 2011)*
10.14		Employment Agreement dated as of April 1, 2010 between the Company and Billy D. Prim (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed June 4, 2010)*

Exhibit
Number	Description

10.15	Employment Agreement dated as of April 1, 2010 between the Company and Mark Castaneda (incorporated by reference to Exhibit 10.23 to Amendment No. to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed June 4, 2010)*
10.16	Employment Agreement dated as of April 1, 2010 between the Company and Michael S. Gunter (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed June 4, 2010)*
10.17	Form of Indemnification Agreement for Directors (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed April 26, 2010)*
10.18	Asset Purchase Agreement, dated as of June 1, 2010, between the Company, P1 Sub, LLC, P2 Sub, LLC, Culligan Store Solutions, LLC, Culligan of Canada, Ltd. and Culligan International Company (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed June 4, 2010)
10.19	Lock-Up Agreement, dated as of June 1, 2010, between Culligan Store Solutions, LLC, Culligan International Company, Thomas Weisel Partners, LLC and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 10.37 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed June 4, 2010)
10.20	Amendment No. 1 dated October 5, 2010 to Lock-up Agreement dated as of June 1, 2010 between Culligan Store Solutions, LLC, Culligan International Company, Thomas Weisel Partners LLC and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 10.40 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed October 6, 2010)
10.21	Form of 14% Convertible Subordinated Note, dated as of October 5, 2010 (incorporated by reference to Exhibit 10.41 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed October 6, 2010)
10.22	Form of Consent of the Holders of the Subordinated Convertible Promissory Notes Issued in December 2009 and October 2010 (incorporated by reference to Exhibit 10.42 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed October 6, 2010)
10.23	Form of Amended and Restated Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.43 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed October 6, 2010)
10.24	Form of Amended and Restated Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.44 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed October 6, 2010)
10.25	Registration Rights Agreement dated November 10, 2010 between the Company and Culligan International Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed November 16, 2010)
10.26	Credit Agreement dated November 10, 2010 among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed November 16, 2010)
10.27	Asset Purchase Agreement dated March 8, 2011 by and among the Company, Primo Refill Canada Corporation, Culligan of Canada, Ltd. and Culligan International Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed March 9, 2011)
10.28	Registration Rights Agreement Amendment dated March 8, 2011 between the Company and Culligan International Company (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed March 9, 2011)
10.29	Asset Purchase Agreement dated March 8, 2011 by and among the Company, Omnifrio Beverage Company, LLC and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed March 9, 2011)
10.30	Form of Restricted Stock Unit Award Agreement under 2010 Omnibus Plan (incorporated by reference to Exhibit 10.30 to the Company’s Form 10-K filed March 30, 2011)*

Exhibit
Number		Description

10.31		Registration Rights Agreement dated April 11, 2011 between the Company and Omnifrio Beverage Company, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 12, 2011)
10.32		First Amendment and Consent to Credit Agreement dated April 11, 2011 among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed April 12, 2011)
10	.33†	Form of Lock-up Agreement
10.34		Second Amendment to the Registration Rights Agreement dated May 12, 2011 between the Company and Culligan International Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed May 13, 2011)
10	.35†	Lock-up Agreement dated May 12, 2011 by Culligan International Company
10	.36†	Disgorgement Agreement dated May 12, 2011 between the Company and Culligan International Company
21.1		List of subsidiaries of Primo Water Corporation (incorporated by reference to Exhibit 21.1 to the Company’s Form 10-K filed March 30, 2011)
23	.1†	Consent of McGladrey & Pullen LLP
23	.2†	Consent of KPMG LLP
23.2		Consent of K&L Gates LLP (contained in Exhibit 5.1)
24	.1†	Powers of Attorney

†	Previously filed.

*	Indicates management contract or compensatory plan or arrangement.